EXHIBIT 99.1

Dolby Laboratories Reports First Quarter Fiscal 2021 Financial Results

SAN FRANCISCO, Jan. 28, 2021 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the first quarter of fiscal 2021. For the first quarter, Dolby reported total revenue of $389.9 million, compared to $291.9 million for the first quarter of fiscal 2020.

"We had a good start to the fiscal year with solid financial results and ongoing progress across our growth initiatives," said Kevin Yeaman, President and CEO, Dolby Laboratories. "Dolby Vision and Dolby Atmos continue to grow across more devices and services, including new focus areas like music and gaming, and we are in the early days of enabling a broader range of applications and services as we increase our engagement with developers through Dolby.io."

First quarter GAAP net income was $135.2 million, or $1.30 per diluted share, compared to GAAP net income of $48.8 million, or $0.47 per diluted share, for the first quarter of fiscal 2020. On a non-GAAP basis, first quarter net income was $153.3 million, or $1.48 per diluted share, compared to $65.5 million, or $0.64 per diluted share for the first quarter of fiscal 2020. First quarter cash flows from operations was $82.2 million, compared to $31.2 million for the first quarter of fiscal 2020. First quarter GAAP results included a pre-tax gain of $13.9 million related to the sale of property previously classified as held for sale. A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

COVID-19

Dolby continues to monitor the COVID-19 pandemic and its impact on our company. The safety and well-being of our employees and supporting our communities continue to be priorities. Since the initial outbreak of COVID-19, our revenue continues to be impacted across various markets within licensing and products and services. The implications of COVID-19 on our future results of operations remain uncertain.

We expect continued uncertainty in global financial markets. Dolby’s financial results for the first quarter of fiscal 2021 rely on estimates of royalty-based revenue that take into consideration the macroeconomic effect of global events, including COVID-19, which may impact supply chain activities and consumer demand for electronic products.

Dividend

Today, Dolby announced a cash dividend of $0.22 per share of Class A and Class B common stock, payable on February 19, 2021, to stockholders of record as of the close of business on February 9, 2021.

Financial Outlook

The volume of shipments, aggregated across various end markets and devices, continues to be impacted and difficult to predict because of economic uncertainty due to COVID-19. The global cinema market has been adversely impacted by COVID-19, and we anticipate that cinema sites and the production of content could continue to be negatively affected through fiscal 2021 or longer.

Our actual results could differ materially from the estimates we are providing due in part to the challenging economic environment and highly uncertain effects of COVID-19. The estimates we are providing for future periods reflect certain assumptions about the potential impact of COVID-19, based upon a consideration of external and internal data and information. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned “Risk Factors” in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2021, filed on or around the date hereof.

Second Quarter Fiscal 2021

Dolby is providing the following estimates for its second quarter of fiscal 2021:

  Total revenue is estimated to range from $280 million to $310 million
  Gross margin percentages are anticipated to range from 88% to 89% on a GAAP basis and from 89% to 90% on a non-GAAP basis
  Operating expenses are anticipated to range from $200 million to $210 million on a GAAP basis and from $175 million to $185 million on a non-GAAP basis
  Effective tax rate is anticipated to range from 20% to 21% on both a GAAP and non-GAAP basis
  Diluted earnings per share is anticipated to range from $0.36 to $0.51 on a GAAP basis and from $0.57 to $0.72 on a non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss first quarter fiscal 2021 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, January 28, 2021. Access to the teleconference will be available over the Internet from http://investor.dolby.com/event-calendar or by dialing 1-866-548-4713. International callers can access the conference call at 1-323-794-2093.

A replay of the call will be available from 5:00 p.m. PT on Thursday, January 28, 2021, until 8:59 p.m. PT on Thursday, February 4, 2021, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 1022195. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Other operating income adjustments: We are excluding a one-time gain on the sale of property, which was previously classified as held for sale, finalized during the first quarter of fiscal 2021. The property was 51% owned by our controlling interest, therefore 51% of the gain recognized has been attributed to our controlling interest.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for the second quarter of fiscal 2021, our ability to advance our long-term objectives, and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with trends in the markets in which Dolby operates, including the Broadcast, Mobile, Consumer Electronics, PC, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks that the continued shift in content distribution from optical disc-based and other traditional media to online and streaming media content could result in fewer devices with Dolby technologies or less revenue from such devices; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories, Inc. in the United States and/or other countries. Other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 25, 2020	December 27, 2019
Revenue:
Licensing	$373,005	$257,683
Products and services	16,869	34,194
Total revenue	389,874	291,877

Cost of revenue:
Cost of licensing	12,946	12,342
Cost of products and services	22,358	24,973
Total cost of revenue	35,304	37,315

Gross margin	354,570	254,562

Operating expenses:
Research and development	63,772	57,650
Sales and marketing	75,445	95,118
General and administrative	54,454	52,529
Gain on sale of assets	(13,871)	—
Restructuring charges	10,023	675
Total operating expenses	189,823	205,972

Operating income	164,747	48,590

Other income/expense:
Interest income	974	4,932
Interest expense	(85)	(72)
Other income, net	1,326	1,004
Total other income	2,215	5,864

Income before income taxes	166,962	54,454
Provision for income taxes	(24,272)	(5,863)
Net income including controlling interest	142,690	48,591
Less: net (income)/loss attributable to controlling interest	(7,492)	162
Net income attributable to Dolby Laboratories, Inc.	$135,198	$48,753

Net income per share:
Basic	$1.34	$0.49
Diluted	$1.30	$0.47
Weighted-average shares outstanding:
Basic	100,716	100,336
Diluted	103,876	103,078

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	December 25, 2020	September 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,110,024	$1,071,876
Restricted cash	9,401	8,103
Short-term investments	52,261	46,948
Accounts receivable, net	293,948	180,340
Contract assets, net	187,539	161,357
Inventories, net	20,108	25,550
Prepaid expenses and other current assets	51,390	53,022
Total current assets	1,724,671	1,547,196
Long-term investments	49,337	52,149
Property, plant, and equipment, net	543,550	541,963
Operating lease right-of-use assets	75,460	76,515
Goodwill and intangible assets, net	483,401	489,376
Deferred taxes	133,610	118,881
Other non-current assets	86,825	91,245
Total assets	$3,096,854	$2,917,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,631	$12,617
Accrued liabilities	250,253	219,974
Income taxes payable	15,516	3,260
Contract liabilities	21,202	15,436
Operating lease liabilities	15,817	15,822
Total current liabilities	316,419	267,109
Non-current contract liabilities	23,766	24,342
Non-current operating lease liabilities	64,256	65,315
Other non-current liabilities	121,196	122,154
Total liabilities	525,637	478,920

Stockholders’ equity:
Class A common stock	59	58
Class B common stock	41	41
Retained earnings	2,565,670	2,443,138
Accumulated other comprehensive (loss)	(608)	(10,594)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,565,162	2,432,643
Controlling interest	6,055	5,762
Total stockholders’ equity	2,571,217	2,438,405
Total liabilities and stockholders’ equity	$3,096,854	$2,917,325

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Quarter Ended
	December 25, 2020	December 27, 2019
Operating activities:
Net income including controlling interest	$142,690	$48,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,168	20,239
Stock-based compensation	26,313	22,614
Amortization of premium on investments	329	160
Provision/(benefit) for credit losses	(1,367)	575
Deferred income taxes	(15,439)	(9,174)
Gain on sale of assets	(13,871)	—
Restructuring charges	8,125	486
Other non-cash items affecting net income	1,276	(10)
Changes in operating assets and liabilities:
Accounts receivable, net	(111,902)	(2,331)
Contract assets	(26,384)	(9,310)
Inventories	4,424	767
Operating lease right-of-use assets	3,350	(8,644)
Prepaid expenses and other assets	6,397	(13,245)
Accounts payable and accrued liabilities	22,272	(30,785)
Income taxes, net	13,984	945
Contract liabilities	5,153	(724)
Operating lease liabilities	(3,481)	8,664
Other non-current liabilities	(1,877)	2,341
Net cash provided by operating activities	82,160	31,159

Investing activities:
Purchases of investment securities	(13,726)	(129,325)
Proceeds from sales of investment securities	1,854	97,717
Proceeds from maturities of investment securities	9,535	17,876
Purchases of property, plant, and equipment	(15,527)	(23,385)
Proceeds from sale of assets	16,365	—
Purchase of intangible assets	—	(290)
Net cash used in investing activities	(1,499)	(37,407)

Financing activities:
Proceeds from issuance of common stock	51,323	24,373
Repurchase of common stock	(39,985)	(30,003)
Payment of cash dividend	(22,231)	(22,081)
Distribution to controlling interest	(7,362)	(283)
Shares repurchased for tax withholdings on vesting of restricted stock	(28,085)	(20,282)
Net cash used in financing activities	(46,340)	(48,276)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	5,125	2,086
Net increase/(decrease) in cash, cash equivalents, and restricted cash	39,446	(52,438)
Cash, cash equivalents, and restricted cash at beginning of period	1,079,979	805,593
Cash, cash equivalents, and restricted cash at end of period	$1,119,425	$753,155

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2021 and 2020:

Net income:	Fiscal Quarter Ended
	December 25, 2020	December 27, 2019
GAAP net income	$135.2	$48.8
Stock-based compensation (1)	26.3	22.6
Amortization of acquisition-related intangibles (2)	2.5	2.2
Restructuring charges	10.0	0.7
Income tax adjustments	(13.9)	(8.8)
Other operating income adjustments	(6.8)	—
Non-GAAP net income	$153.3	$65.5

(1) Stock-based compensation included in above line items:
Cost of products and services	$0.6	$0.5
Research and development	7.9	7.0
Sales and marketing	9.8	8.2
General and administrative	8.0	6.9

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing	$0.7	$0.6
Cost of products and services	0.9	0.4
Research and development	0.1	0.1
Sales and marketing	0.8	0.8
General and administrative	—	0.3

Diluted earnings per share:	Fiscal Quarter Ended
	December 25, 2020	December 27, 2019
GAAP diluted earnings per share	$1.30	$0.47
Stock-based compensation	0.25	0.22
Amortization of acquisition-related intangibles	0.02	0.02
Restructuring charges	0.10	0.01
Income tax adjustments	(0.13)	(0.08)
Other operating income adjustments	(0.06)	—
Non-GAAP diluted earnings per share	1.48	0.64

Shares used in computing diluted earnings per share	104	103

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2021 included in this release:

Gross margin:		Q2 2021
GAAP gross margin (low - high end of range)		88% - 89%
Stock-based compensation		0.4%
Amortization of acquisition-related intangibles		0.6%
Non-GAAP gross margin (low - high end of range)		89% - 90%

Operating expenses:		Q2 2021
GAAP operating expenses (low - high end of range)		$200 - $210
Stock-based compensation		(24)
Amortization of acquisition-related intangibles		(1)
Non-GAAP operating expenses (low - high end of range)		$175 - $185

Diluted earnings per share:	Q2 2021
	Low	High
GAAP diluted earnings per share	$0.36	$0.51
Stock-based compensation	0.24	0.24
Amortization of acquisition-related intangibles	0.03	0.03
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.57	$0.72

Shares used in computing diluted earnings per share	104	104

Investor Contact:
Jason Dea
Dolby Laboratories, Inc.
415-357-7002
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com